UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

STORE Capital Corporation
(Exact name of registrant as specified in charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100
Scottsdale, AZ 85255
(Address of Principal Executive Offices, and Zip Code)

(480) 256-1100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

             Effective upon the approval of the stockholders of STORE Capital Corporation, a Maryland corporation (the “Company”), at the 2019 Annual Meeting of Stockholders held on May 30, 2019, as further discussed in Item 5.07 below, the Board of Directors adopted the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”).

Prior to the adoption of the Bylaws, the power to amend the bylaws of the Company was vested exclusively in the Company’s board of directors.  The Bylaws as adopted amended Article XV thereof to allow stockholders to amend the Bylaws by a majority vote of the outstanding shares entitled to be cast on the matter, pursuant to a binding proposal submitted for approval at a duly called annual meeting or special meeting of stockholders by a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least the prior three years. The foregoing right to submit a binding proposal to amend the Bylaws is subject to additional eligibility, procedural and disclosure requirements set forth in Sections 3 and 11 of Article II of the Bylaws. In addition, pursuant to the terms of the Bylaws, a stockholder proposal submitted under such provision, may not alter or repeal (i) Article XII of the Bylaws, which provides for indemnification and advancement of expenses for the Company’s directors and officers, (ii) Article XIV of the Bylaws, which provides an exclusive forum for certain litigation, or (iii) Article XV of the Bylaws, which addresses procedures for amendment of the Bylaws, without the approval of the Company’s board of directors.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 30, 2019. At the Annual Meeting, the Company’s stockholders voted on four proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 18, 2019. As of April 1, 2019, the record date for the Annual Meeting, there were 226,490,173 shares of the Company’s common stock issued, outstanding and entitled to vote on the proposals presented at the Annual Meeting. The voting results for each of the proposals are set forth below.

1.      Election of Directors. The Company’s stockholders elected, by the vote indicated below, the following nine persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2020, or until his or her respective successor is duly elected and qualified:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Joseph M. Donovan	187,032,337	196,756	–	21,940,798
Mary Fedewa	187,027,273	201,820	–	21,940,798
Morton H. Fleischer	183,104,353	4,124,740	–	21,940,798
William F. Hipp	187,032,337	196,756	–	21,940,798
Catherine D. Rice	187,047,589	181,504	–	21,940,798
Einar A. Seadler	186,371,750	857,343	–	21,940,798
Rajath Shourie	183,828,383	3,400,710	–	21,940,798
Quentin P. Smith, Jr.	182,375,723	4,853,370	–	21,940,798
Christopher H. Volk	187,026,388	202,705	–	21,940,798

2.     Approval of an Amendment to the Company’s Bylaws. The Company’s stockholders approved the proposal to amend and restate the Company’s bylaws to add certain provisions that allow the stockholders to amend the Company’s bylaws by a majority vote of the outstanding shares entitled to be cast on the matter pursuant to a proposal submitted by an eligible stockholder, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,683,618	52,383,229	162,246	21,940,798

3.     Advisory Vote to Approve Executive Compensation. The stockholders approved, on an advisory basis, the non-binding resolution approving the compensation of the Company’s named executive officers, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
182,020,108	4,946,008	262,977	21,940,798

4.     Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, by the vote indicated below:

Votes For	Votes Against	Abstentions
207,168,553	1,792,866	208,472

No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Fourth Amended and Restated Bylaws of STORE Capital Corporation, effective May 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: May 31, 2019
	By:	/s/ Catherine Long
Catherine Long
Executive Vice President, Chief Financial Officer and Treasurer